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                                                                   EXHIBIT 10(K)

                             BANC ONE CORPORATION
                            INVESTMENT OPTION PLAN

                                   Preamble
                                   --------

     BANC ONE CORPORATION (the "Company") hereby establishes the BANC ONE CORPORATION Investment Option Plan (the "Plan"), effective as of the date specified herein.

     The purpose of the Plan is to provide a vehicle for the payment of compensation, otherwise payable to participating Employees, with options. The Plan is intended to be a nonqualified option plan within the meaning of Section 83 of the Internal Revenue Code, as amended, and is not intended to be covered by the provisions of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE I
                                  Definitions
                                  -----------

     As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

     1.1 "Beneficiary" means the person or persons who, pursuant to the Plan, are entitled to exercise Options after a Participant's death.

     1.2 "Board of Directors" or "Board" means the Board of Directors of the Company.

     1.3 "Code" means the Internal Revenue Code of 1986, any amendments thereto, and any regulations on rulings issued thereunder.

     1.4 "Committee" means the Personnel and Compensation Committee of the Board, which is comprised of two or more non-Employee Directors, and which shall have the authority of said Board with respect to this Plan.

     1.5  "Company" means BANC ONE CORPORATION, or any successor thereto.

     1.6 "Designated Property" means shares of regulated investment companies or any other property, except for cash, cash equivalents, or securities of the Company or its affiliates, designated by the Committee as subject to purchase through the exercise of an Option.

     1.7  "Effective Date" means August 1, 1998.

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     1.8  "Employee" means any individual who is employed by the Employer.

     1.9 "Employer" means BANC ONE CORPORATION, including all of its Related Companies and any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Employer.

     1.10 "Exercise Date" means, with respect to any Option, the date determined under Section 3.2.

     1.11 "Exercise Price" means the price that a Participant must pay in order to exercise an Option.

     1.12 "Fair Market Value" means the closing price of the Designated Property reflected in The Wall Street Journal, or other recognized market source, as determined by the Committee, on the applicable date of reference hereunder, or if there is no sale on such date, then the closing price on the last previous day on which a sale is reported.

     1.13 "Grant Date" means, with respect to any Option, the date on which an Option first becomes effective, which date will not be earlier than the date on which the Committee takes action to award the Option.

     1.14 "Option" means the right of a Participant, granted by the Company in accordance with the terms of this Plan, to purchase Designated Property from the Company at the Exercise Price established under Section 2.3.

     1.15 "Option Agreement" means an agreement, the form of which has been approved by the Committee, acknowledging the issuance of the Option(s) and setting forth any terms that are not specified in this Plan.

     1.16 "Participant" means any individual who has received an award of Options in accordance with Section 2.2 that has not either expired or been exercised.

     1.17 "Plan" means the BANC ONE CORPORATION Investment Option Plan, as set forth herein and as from time to time amended.

     1.18 "Related Company" means a subsidiary or any entity, which, on the Grant Date of an Option, is a member of a common controlled group with BANC ONE CORPORATION pursuant to Code Section 1563 (a)(1).

     1.19 "Severance of Employment" means a Participant whose resignation has been requested by an executive or officer of the Employer under threat of discharge due to reorganization, change of control, or merger of the Company as designated by the Company.

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     1.20   "Share" means shares of any publicly traded mutual fund underlying an Option.

     1.21 "Spread" means the difference between the Exercise Price and the Fair Market Value of the Designated Property underlying an Option.

     1.22 "Termination for Cause" means a Participant who resigns or involuntarily terminates due to employee misconduct as determined by the Company pursuant to established employment guidelines.

     1.23 "Termination of Employment" means a Participant separation from the service of the Employer for any reason other than death, Disability or Retirement. For purposes of this Section: 1) "Disability" shall mean eligibility for benefits under BANC ONE CORPORATION's Long Term Disability Plan or any other long term disability plans sponsored by the Company; 2) "Retirement" shall mean termination of employment with eligibility for immediate retirement benefits under the BANC ONE CORPORATION Cash Balance Pension Plan or any other qualified defined benefit plan sponsored by the Company.

     1.24 "Voluntary Termination of Employment" means a Participant who resigns from employment either by written resignation with notice or by simply abandoning employment at some point with or without notice.

 .    1.25 Rules of construction

     1.25.1 Governing law. The construction and operation of this Plan are governed by the laws of the state of Ohio.

     1.25.2 Headings. The headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.

     1.25.3 Gender. Unless clearly inappropriate, all pronouns of whatever gender refer indifferently to persons or objects of any gender.

     1.25.4 Singular and plural. Unless clearly inappropriate, singular terms refer also to the plural number and vice versa.

     1.25.5 Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

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                                  ARTICLE II
                               Award of Options
                               ----------------

     2.1 Eligibility for awards. Awards of Options may be made to any Employee selected by the Committee. In making this selection, and in determining the form and amount of Options, the Committee will consider any factors it deems relevant.

     2.2 Awarding of Options. Recipients of Options are determined from time to time by the Committee. The Committee may condition the award of any Option on the surrender by the Participant of right to receive salary, bonus or other cash compensation otherwise payable in the future by the Employer to the Participant. The Committee may also award other options at its discretion. Awards become effective on the Grant Date. Awards may be made at any time on or after the Effective Date and prior to the termination of the Plan.

     2.3 Selection of Designated Property; Exercise Price; Other Terms. When an Option is awarded, the Committee will specify the Designated Property that may be purchased by exercise of the Option, the Grant Date, and will fix any terms of the Option not specified in the Plan. On the day the Option is awarded, the Designated Property that may be purchased by exercising the Option must be readily tradable on an established market or consist wholly of interests readily tradable on an established market. Unless otherwise specified in a particular Option Agreement, the Exercise Price will equal the greater of twenty-five percent (25%) of the Fair Market Value of the Designated Property on the Grant Date or on the Exercise Date.

     2.4 Acquisition of Designated Property. If the Company acquires Designated Property purchasable upon the exercise of an Option, such Designated Property must:

     (a) not be subject to any security interest, whether perfected or not, or to any option or contract under which any other person may acquire any interest in it; and

     (b) be readily tradable on an established market or consist wholly of interests in property that is readily tradable on an established market.

     2.5  Effect of dividends and distributions with respect to Designated
Property under Option.   All dividends and distributions with respect to
Designated Property will be treated as if reinvested in additional property of the same kind (or as nearly the same kind as feasible, if the property of the same kind is not available), and will immediately be subject to the Option related to the Designated Property. However, the Exercise Price of an Option to purchase Designated Property will be adjusted to include the greater of twenty-five percent (25%) of the fair market value of the reinvestment on the date of the reinvestment or the date of exercise of the Option. The reinvestment of dividends and distributions does not extend or modify the term or other conditions of the Option, other than adjusting the Exercise Price and amount of Designated Property.

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  2.6  Substitution of other property for Designated Property. At any time after the grant of an Option, the Committee may, in its discretion, substitute other property of equal value for Designated Property subject to that Option. After substitution, such Option shall not be exercisable for six months or the period specified in the Option Agreement, whichever is less.

                                  ARTICLE III
                              Exercise of Options
                              -------------------

3.1 Period for exercise of Options. Except as otherwise provided in the Plan, Options may be exercised by a Participant at any time during the period beginning six months after the Grant Date and ending on the earliest of:

        (a) nine (9) months after the Grant Date, or if later, sixty (60) days following the end of the calendar year in which Termination of Employment occurs as a result of the Participant's Voluntary Termination of Employment or Termination for Cause,

        (b) one (1) year after the Participant's Termination of Employment as a result of the Participant's death,

        (c) three (3) years after Severance of Employment pursuant to Company programs not designated under (d) below,

        (d) ten (10) years after the Participant's Termination of Employment, if such Participant terminates due to retirement, disability, designated Severance of Employment, or other situations designated by the Company, or

        (e)    twenty (20) years after the Grant Date.

If the Company has a Change of Control, as defined in the Amended and Restated BANC ONE CORPORATION Compensation Deferral Plan, all Awards of Options hereunder may be exercised by the Participant as of the first business day following the change of control.

If the Participant is or may be an employee whose remuneration from the Company is subject to Code Section 162(m), as determined by the Committee, the Committee may condition, limit and/or delay the exercise of such Participant's Options in such manner as the Committee may in good faith determine to be necessary, or desirable, in order to prevent disallowance of the Company's deductions by reason of Code Section 162(m) with respect to the exercise of such Options.

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An Option may not be exercised during the a Participant's lifetime except by the
Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision. If a Participant dies before all of the Options have been exercised, any Options that remain outstanding may be exercised by the Beneficiary, subject to all of the terms, conditions, and restrictions applicable to the Options had death not occurred.

Any Option that has not been exercised by the close of business on the last day provided for under the Plan or in the Option Agreement for exercise thereof (or under any extension thereof) will expire automatically and will not thereafter be exercisable.

     3.2 Procedure for exercising an Option. A Participant may exercise an Option by giving written notice to the Committee. Such written notice of exercise must be in such a form as the Committee may require, must be properly completed, and must be mailed or delivered to the Committee, or to such other person(s) designated pursuant to Section 5.1. Options may be exercised, in any combinations or amounts subject to the restrictions set for in the Plan, except that the Committee may from time to time require a minimum number of Options to be exercised at one time, but such minimum number will not be designed to impose any substantial restriction on a Participant's ability to exercise Options. Except as otherwise provided in the Plan or in any Option Agreement, the "Exercise Date" of an Option will be the first Business Day on which the Committee is in actual receipt of the written notice of exercise. Upon exercise of an Option, the Participant must pay the Exercise Price of the Option to the Company. The consideration to be paid in satisfaction of the Exercise Price will be cash in the form of currency, check, or other cash equivalent, in each case acceptable to the Company. The Exercise Price must be paid in full before the delivery of the Designated Property will be made in accordance with Section 3.4.

     3.3 Tax Withholding. Whenever Designated Property is to be delivered upon exercise of an Option under the Plan, the Company will require as a condition of such delivery (a) a cash payment by the Participant of an amount sufficient to satisfy all federal, state, local, foreign or other tax withholding requirements related thereto, (b) the withholding of such amount from any Designated Property to be delivered to the Participant, (c) the withholding of such amount from compensation otherwise due to the Participant, or (d) any combination of the foregoing, at the election of the Participant with the consent of the Company. As soon as practicable following receipt by the Company of a properly completed notice of exercise of an Option from a Participant, the Company will notify the Participant of the withholding amount determined by the Company.

     3.4 Delivery of Designated Property. Following the Exercise Date and receipt by the Company of both the Exercise Price and tax withholding or authorization to withhold, the Company will use its reasonable best efforts to deliver the Designated Property to the Participant, or cause such delivery of the Designated Property to the Participant to occur within ten business days. The Company will not, however, be required to issue any fractional shares of Designated Property, and the Committee may provide for the elimination of fractions or for the settlement thereof in cash. In the event that the listing, registration or qualification of the Option or the

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Designated Property on any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the exercise of the Option, then the Option will not be exercised in whole or in part until such listing, registration, qualification, consent or approval has been effected or obtained.

     3.5 Vesting of Options. Participants shall at all times be 100% vested in Options granted by the Committee under this Plan unless otherwise provided in the Option Agreement.

     3.6 Inalienability of Options. No Option granted under this Plan may be transferred, assigned or alienated, except as provided herein, and no Option shall be subject to execution, attachment or similar process, and any attempt to transfer, assign, alienate, execute upon attach, or subject to process any Option will be void.

     3.7 Beneficiary. The Committee may permit a Participant to designate a Beneficiary on a form therefor prescribed by the Committee on which the Participant may designate a Beneficiary (and change a previous designation) by filing the prescribed form with the Committee. If so prescribed by the Committee, such form may allow the designation of multiple Beneficiaries and/or successor Beneficiary or successor Beneficiaries. The consent of the Participant's current Beneficiary is not required for a change of Beneficiary, and no Beneficiary has any rights under this Plan except as are provided by its terms. The rights of a Beneficiary who predeceases the Participant immediately terminate. Unless a Beneficiary has been designated in accordance with this
Section 3.7 and such Beneficiary survives the Participant, the Beneficiary of any Participant is the estate.

                                  ARTICLE IV
                     Amendment or Termination of the Plan
                     ------------------------------------

     4.1 Company's right to amend or terminate Plan. The Board may, in its sole discretion, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it as a whole or with respect to any Participant or group of Participants. Any such amendment is binding upon all Participants and Beneficiaries, the Committee, the Company, the Employer, and all other affected parties. Any action of the Board amending or terminating the Plan becomes effective as of the date specified therein. Any action of the Board amending or terminating the Plan will not affect adversely any Option awarded prior to such action of the Board, except for amendments that would be permissible amendments if made by the Committee to an Option Agreement under
Section 4.2(a), Section 4.2(b), or Section 4.2(d). The Board will provide written notice of any such amendment or termination of the Plan to the Committee, the Company, the Employer, and any other affected parties, including Participants and Beneficiaries. as soon as practicable following the adoption of such amendment or termination.

     4.2 Amendment of Options. An Option Agreement may be amended by the Committee at any time if the Committee determines that an amendment is necessary or advisable as a result of:

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             (a)    any addition to or change in the Code, a federal or state
                    securities law or any other law or regulation, which occurs after the Grant Date and by its terms applies to the Option,

             (b)    any substitutions of Designated Property pursuant to Section
                    2.6,

             (c) any Plan amendment or termination pursuant to Section 4.1, provided that the amendment does not materially affect the terms, conditions and restrictions applicable to the Option, or

             (d) any circumstances not specified in Paragraphs (a), (b), (c), with the consent of the Participant.

Any such amendment by the Committee is binding upon the affected Participant, any Beneficiary of the Participant, and all other parties in interest. The Committee will provide written notice to the affected Participant as soon as practicable after the Committee action amending the Option Agreement.

                                   ARTICLE V
                                Administration
                                --------------

     5.1 Plan Administration. This Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to participation of Employees in this Plan and, except as otherwise required by law or this Plan, the Option Agreement terms including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash or mutual fund units, or other means of payment consistent with the purpose of this Plan, and such other terms and conditions as the Committee deems appropriate. Except as otherwise required by this Plan, the Committee shall have authority to make determinations pursuant to any Plan provision or Option Agreement which shall be final and binding on all persons. The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other that its authority with regard to Options granted to Reporting Persons.

     5.2 Powers of the Committee. For purposes of the Plan, the Committee will have, in addition to any other powers conferred by the Plan, by law or in
Section 5.1, the following powers:

             (a)    to substitute Designated Property as provided in Section
                    2.6;

             (b) to maintain all records necessary for the administration of the Plan;

             (c) to prescribe, amend, and rescind rules for the administration of the Plan to the extent that they are not inconsistent with the terms thereof;

             (d) to appoint such individuals and subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan;

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             (e)    to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan; and

             (f) to perform any other acts necessary and proper for the conduct of its affairs and the administration of the Plan, except those reserved by the Board.

     5.3 Determinations by the Committee. The Committee will interpret and construe the Plan and the Option Agreements, and its interpretations determinations will be conclusive and binding on all Participants, Beneficiaries and any other persons claiming an interest under the Plan or any Option Agreement.

     5.4 Indemnification. The Company will indemnify and hold harmless each member of the Committee and any persons acting on behalf of the Committee against any and all expenses and liabilities arising out of such member's action or failure to act in such capacity, excepting only expenses and liabilities arising out of such member's own willful misconduct or gross negligence.

             (a) Expenses and liabilities against which a member of the Committee or any persons acting on behalf of the Committee is indemnified hereunder will include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against them or the settlement thereof.

             (b) This right of indemnification will be in addition to any other rights to which any member of the Committee or any persons acting on behalf of the Committee may be entitled.

             (c) The Company may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee or any persons acting on behalf of the Committee when such settlement appears to be in the best interests of the Company, with such member's consent which will not be unreasonably withheld.

                                  ARTICLE VI
                           Miscellaneous Provisions
                           ------------------------

     6.1 No Rights to Designated Property. Neither the Participant, a Beneficiary nor any assignee will be, or will have any of the rights and privileges of a shareholder or owner with respect to any Designated Property purchasable or issuable upon the exercise of an Option, prior to the date of exercise of such Option.

     6.2 Priority to Designated Property. Designated Property shall be the property of the Company and subject to the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency. No Participant will have any priority claim to, security interest in, or any other right to Designated Property superior to the rights of a general creditor of the Company.

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     6.3  No Right to Continued Employment.  Nothing contained in the Plan will be deemed to give any person the right to be retained in the employ of the Company or any Related Company, or to interfere with the right of the Company to discharge any person at any time without regard to the effect that such discharge will have upon such person's rights or potential rights, if any, under the Plan. The provisions of the Plan are in addition to, and not a limitation on, any rights that a Participant may have against the Company by reason of any employment or other agreement with the Company.

     6.4 Relation to Other Benefits. Any economic or other benefit to the Participant under the Plan or any Option will not be taken into account in determining any benefits under any profit-sharing, retirement, or other benefit or compensation plan or arrangement maintained by the Company or the Employer, and will not affect the amount of any life insurance coverage available under any life insurance plan or arrangement covering employees of the Employer, except to the extent provided under such plan or arrangement.

     6.5 Notices. Unless otherwise specified in an Option Agreement, any notice to be provided under the Plan to the Committee will be mailed (by certified mail, postage prepaid) or delivered to the Committee in care of the Company at its executive offices, and any notice to the Participant will be mailed (by certified mail, postage prepaid) or delivered to the Participant at the current address shown on the payroll records of the Company. No notice will be binding on the Committee until received by the Committee, and no notice will be binding on the Participant until received by the Participant.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer and its corporate seal to be hereunto affixed by authority of its Board of Directors this ______ day of ____________________, 1999.


                                    BANC ONE CORPORATION


                                    By:_______________________
                                       Senior Vice President and Secretary


     [Corporate Seal]

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